Exhibit 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Sharps Technology, Inc. for the period ended March 31, 2026, I, Paul K. Danner, Executive Chairman and Principal Executive Officer of Sharps Technology, Inc., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Quarterly Report on Form 10-Q of Sharps Technology, Inc. for the period ended March 31, 2026, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q of Sharps Technology, Inc. for the period ended March 31, 2026, fairly presents, in all material respects, the financial condition and results of operations of Sharps Technology, Inc.

/s/ Paul K. Danner
Paul K. Danner
Executive Chairman and Principal Executive Officer

Date: May 14, 2026

A signed original of the certification required by Section 906 has been provided to Sharps Technology, Inc. and will be retained by Sharps Technology, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.